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                                                                   Exhibit 10.36


                       CABOT MICROELECTRONICS CORPORATION

                  DIRECTORS' CASH COMPENSATION UMBRELLA PROGRAM

         Cabot Microelectronics Corporation (the "Company") has established this Directors' Cash Compensation Umbrella Program (the "Plan") to assist the Company in attracting and retaining persons of competence and stature to serve as Directors by giving those Directors alternatives as to the receipt of the fees payable to them by the Company for their services as Directors.

         Therefore, the Company hereby adopts the Plan as hereinafter set forth:

         1. EFFECTIVE DATE. The Plan is effective as of the date of its adoption by the Board of Directors of the Company.

         2. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

                  "Board" means the Board of Directors of the Company.

                  "Deferral Plan" means the Cabot Microelectronics Corporation Directors' Deferred Compensation Plan, as amended.

                  "Directors Fees" means the cash fees payable to a Participant by the Company for his or her services as a member of the Board and any committee thereof, as determined by the Board, but does not mean reimbursements, if any, for expenses incurred by a Participant incident to his or her service as a member of the Board.

                  "Equity Incentive Plan" means the Cabot Microelectronics Corporation Amended and Restated 2000 Equity Incentive Plan, as amended, or any similar or successor plan.

                  "Fair Market Value" has the meaning given in the Equity Incentive Plan.

                  "Participant" means each non-employee director of the Company who (a) is duly elected to the Company's Board; and (b) receives fees for services as a Director.

                  "Payment Date" means each day on which Directors Fees are to be paid according to the directors fee schedule maintained by the Company.

                  "Restricted Stock" has the meaning given in the Equity Incentive Plan.

                  "Stock" has the meaning given in the Equity Incentive Plan.

         3. PARTICIPANT'S ELECTION AS TO DIRECTORS FEES. Each Participant may elect from the following alternatives with respect to the Directors Fees payable to that Participant by the Company:

                  (a) To receive the Directors Fees in cash, according to the directors' fee schedule maintained by the Company;


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                  (b) To defer the receipt of all or a portion of the Directors
         Fees otherwise payable to that Participant in accordance with and subject to the Deferral Plan; or

                  (c) To receive the Directors Fees in fully vested shares of Restricted Stock pursuant and subject to the Equity Incentive Plan.

         If a Participant does not make an election in accordance with this Section, the Company shall pay the Participant's Directors Fees to him or her in cash, in accordance with 3(a).

         4. STOCK PAYMENT. The number of shares of Restricted Stock to be paid under Section 3(c) will be equal to (i) the amount of the Directors Fee payable to the Participant at the rate then in effect divided by (ii) the Fair Market Value of Company Stock on the Payment Date. No fractional shares of Restricted Stock will be granted; instead, the cash remainder will be paid to the Participant. On the Payment Date or as promptly as practicable thereafter, the Company will deliver to each Participant one or more certificates in accordance with the provisions of the Equity Incentive Plan.

         5. ADMINISTRATION. The Board appoints the Company's Chief Executive Officer and the Company's General Counsel to act as the Administrators of the Plan (the "Administrator"). The Administrators will serve at the pleasure of the Board of Directors and will have the power, right and duty to administer, construe and interpret the Plan, in their sole discretion. The Board of Directors has the power to designate additional or replacement Administrators at its discretion. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder. The Administrators will not be liable for any act done or determination made in good faith. The Company shall indemnify and hold harmless the Administrators, any employee of the Company, or any individual acting as an employee or agent of either of them (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement) from any and all claims, losses, liabilities, costs and expenses (including attorneys' fees) arising out of any actual or alleged act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto with respect to the administration of the Plan, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his or her receipt of personal profit or advantage to which he or she is not entitled.

         6. AMENDMENT OR TERMINATION. The Board may amend or terminate this Plan at any time and from time to time. Any amendment or termination of this Plan will not affect the rights of a Participant accrued prior thereto without that Participant's written consent.

         7. TAXES. The Company is not responsible for the tax consequences, if any, under federal, state or local law of any election made by any Participant under the Plan. All payments under the Plan are subject to withholding and reporting requirements to the extent required by applicable law.

         8. NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD. Nothing in this Plan confers upon any Participant any right to continue as a member of the Board or interferes with





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the rights of the Board, the Company, or its shareholders, which are hereby expressly reserved, to remove any director at any time for any reason whatsoever, with or without cause.

         9. GOVERNING LAW. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Illinois, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.



                  IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its _____________________________ this 23d day of September 2003.

                                      CABOT MICROELECTRONICS CORPORATION



                                      By:
                                         -----------------------------------





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